Exhibit 10.5
AMENDMENT NUMBER TWO
TO THE KITTY HAWK
2003 LONG TERM EQUITY INCENTIVE PLAN
     THIS AMENDMENT TO THE KITTY HAWK 2003 LONG TERM EQUITY INCENTIVE PLAN (this “Amendment”), dated as of September 30, 2005, is made and entered into by Kitty Hawk, Inc., a Delaware corporation (the “Company”). Terms used in this Amendment with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in the Kitty Hawk 2003 Long Term Equity Incentive Plan (the “Plan”).
RECITALS
     WHEREAS, Section 6.8 of the Plan provides for automatic stock option grants to Outside Directors; and
     WHEREAS, the Board of Directors of the Company (the “Board”) desires to amend the Plan to delete Section 6.8(a) of the Plan, which granted Stock Options to Outside Directors as of the date of the Plan; and
     WHEREAS, the Board desires to amend the Plan to delete Section 6.8(b) of the Plan, which granted Stock Options to Outside Directors who joined the Board before September 30, 2005; and
     WHEREAS, the Board desires to amend and restate Section 6.8(c) of the Plan, which grants an Award to each Outside Director on September 30, 2005 and on each anniversary of September 30, 2005, to increase the value of the Award from $15,000 to $28,750 and to change the vesting schedule from 12 equal monthly installments with the first installment vesting on the one month anniversary of the Award’s grant date, to four quarterly installments with the first installment vesting on the three month anniversary of the Award’s grant date; and
     WHEREAS, the Board desires to amend and restate Section 6.8(d) of the Plan to delete the provision that provides dates when the unexercised portion of a Stock Option which is vested will terminate and be forfeited in the event of a Termination of Service of an Outside Director; and
     WHEREAS, the Board desires to amend and restate Section 8.6 of the Plan to eliminate the reimbursement of taxes for Outside Directors for periods of service commencing on or after September 30, 2005; and
     WHEREAS, Article 9 of the Plan provides that the Board has the authority to amend the Plan without the consent of the Participants; and
     WHEREAS, the Board has approved the proposal to amend the Plan;
     NOW, THEREFORE, the Company hereby amends the Plan as follows:
1. The heading of Section 6.8 is hereby amended from “Automatic Stock Option Grants to Outside Directors” to state “Automatic Award Grants to Outside Directors.”

2. Section 6.8(a) of the Plan is hereby deleted in its entirety.
3. Section 6.8(b) of the Plan is hereby deleted in its entirety.
4. Section 6.8(c) of the Plan is hereby amended by deleting such Section and substituting in lieu thereof the following:
     (a) On September 30, 2005, and on each anniversary of September 30, 2005, each individual who is then an Outside Director shall be granted an Award to purchase or receive, directly or indirectly, a number of shares of Common Stock such that the Award will have a value (as determined by the Committee) of $28,750 on September 30, 2005 and $28,750, or such other amount as is determined by the Board, on each anniversary of September 30, 2005, rounded down to the nearest whole share. Such Award will vest over a one year period in four equal quarterly installments with the first installment vesting on the three month anniversary of the date of such Award’s grant.
5. Section 6.8(d) of the Plan is hereby amended by deleting such Section and substituting in lieu thereof the following:
     (b) Each grant of an Award under this Section 6.8 shall be evidenced by an Award Agreement setting forth the number of shares subject to the Award, the price or exercise price (if any), the Award Period of the Award (if any), and such other terms and provisions determined by the Committee as are not inconsistent with the Plan.
6. Section 8.6 of the Plan is hereby amended by deleting such Section and substituting in lieu thereof the following:
     8.6 Payment of Taxes for Outside Directors. In connection with the exercise, vesting or other tax-triggering event related to an Award granted to an Outside Director prior to September 30, 2005, the Company shall pay such Outside Director subject to such tax an amount equal to forty percent of the gains resulting from such exercise, vesting or other tax-triggering event; provided, that the Company shall not be obligated (a) to pay more than $10,000 for each twelve month period of service (prorated for shorter periods of service) by such Outside Director as a member of the Company’s Board of Directors for the periods of service ending on or prior to September 30, 2005; or (b) to pay any such tax reimbursement for any period of service commencing on or after September 30, 2005.
7. Except as expressly amended by this Amendment, the Plan shall continue in full force and effect in accordance with the provisions thereof.
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     IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed as of the date first written above.

KITTY HAWK, INC.
By:	/s/ Steven E. Markhoff
	Name:	Steven E. Markhoff
	Title:	Vice President Strategic Planning, General Counsel and Corporate Secretary